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                                                                    Exhibit 23.1

                   Acknowledgment of Independent Accountants


To the Board of Directors of
Luminex Corporation


We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-46686) pertaining to the 2000 Long-Term Incentive Plan of Luminex Corporation of our reports dated April 19, 2001, July 19, 2001 and October 18, 2001 relating to the unaudited condensed consolidated interim financial statements of Luminex Corporation that are included in its Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.


                                             /s/ Ernst & Young LLP


Austin, Texas
November 9, 2001